SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                             ----------------------

                                    FORM SB-2
             Registration Statement under the Securities Act of 1933
                       _________________________________


                        ALTERNATIVE ENERGY SOURCES, INC.
                        --------------------------------
               (Exact Name of Issuer as Specified in Its Charter)

        Delaware                        8742                      74-3038728
        --------                        ----                      ----------
State of Incorporation        Primary Standard Industrial      I.R.S. Employer
                              Classification Code Number      Identification No.


                                624 North Perkins
                            Colfax, Washington 99111
                                 (509) 626-8316
                               (509) 921-5605 FAX
                               ------------------
     (Address and Telephone Number of Issuer's Principal Executive Offices)


                                 Andrew Stinson
                                624 North Perkins
                            Colfax, Washington 99111
                                 (509) 626-8316
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

                         CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
                                   Maximum     Maximum
Title of           Amount          Offering    Aggregate          Amount of
Shares to be       to be           Price       Offering           Registration
Registered         Registered      Per Share   Price              Fee
-----------------------------------------------------------------------------
Common Stock,
  $.0001
  par value         640,000         $0.15      $ 96,000            $ 25.33
                    shares                        (1)
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). Where the all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS
                                   ----------


                        ALTERNATIVE ENERGY SOURCES, INC.
                         640,000 SHARES OF COMMON STOCK

                         OFFERING PRICE $0.15 PER SHARE

     Up to 640,000 of the shares of common stock offered hereby are being sold by Alternative Energy Sources, Inc. shareholders as named in "Selling Security Shareholders" within this Registration Statement.

     The purchase of AESI's common stock is speculative and involves a high degree of risk. There is no current market for the shares being offered herein. Before deciding to invest in AESI's common stock, carefully read the prospectus, especially the Risk Factors beginning on page 8.

     Neither the Securities and Exchange Commission, nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The selling security holders are selling all the shares. The offering price for the shares will be $0.01 - $0.15 per share until the shares are quoted on the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices.










                The date of this prospectus is February 11, 2003

                                TABLE OF CONTENTS


Summary...................................................................... 6
Offering..................................................................... 6
Risk Factors................................................................. 8
Forward Looking Statements...................................................15
Available Information........................................................16
Use of Proceeds..............................................................17
Determination of Offering Price..............................................17
Dilution.....................................................................17
Selling Security Holders.....................................................17
Plan of Distribution.........................................................19
Legal Proceedings............................................................20
Directors, Officers, Promoters, and Control Persons..........................20
Security Ownership of Certain Beneficial Owners and Management...............21
Description of Securities....................................................22
Interests of Named Experts and Counsel.......................................24
Disclosure of Commission Position On Indemnification For Security
Act Liabilities .............................................................25
Related Party Transactions...................................................26
Description of Business......................................................26
Plan of Operation............................................................31
Description of Property......................................................34
Certain Relationships and Related Transactions...............................34
Market for Common Equity and Related Stockholder Matters.....................34
Executive Compensation.......................................................35
Changes in or Disagreements with Accountants Disclosure......................35
Financial Statements................................................F-1 to F-10
Indemnification of Directors and Officers....................................36
Other Expenses of Issuance and Distribution..................................38
Recent Sales of Unregistered Securities......................................39
List of Exhibits.............................................................39
Undertakings.................................................................39
Signatures...................................................................41

Until ________, 2003, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary

                        Alternative Energy Sources, Inc.

     This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.

Corporate Background

     Alternative Energy Sources, Inc. was organized on April 8, 2002. AESI has not generated any revenue to date and is a development stage corporation. AESI is in the business of providing alternative power solutions to residential, agricultural and small businesses, specifically through wind systems. AESI principal office is located at 624 North Perkins, Colfax, Washington 99111. Our telephone number at that location is (509) 626-8316 and our facsimile number is
(509) 921-5605.

                                  The Offering
                                  ------------

Securities Being Offered          Up to 640,000 shares of common stock, $0.0001
                                  par value per share are being sold by certain
                                  Selling Shareholders.

Offering Price                    A price range, if and when, the selling
                                  security shareholders sell the shares of common stock has been estimated at $0.01 to $0.15. However, the selling security shareholders will be responsible to determine, if and when, they sell their shares. Therefore, the offering price will be determined by market factors and the independent decisions of the selling security shareholders.

Market for the                    There is no public market for the common
Common Shares                     shares. If and when a market develops or any
                                  sales are consummated different than the estimated price range of $0.01 to $0.15, AESI will report such sale on:

                                  -    A prospectus supplement, if within 20%
                                       of the estimated range; or
                                  - A post effective amendment, if more than 20% of the estimated range.

                                  If and when a market develops, AESI will file a post-effective amendment to revise the cover page and plan of distribution to reflect the current market prices of the common shares. AESI intends to apply for listing on the Pink Sheets and have their common stock quoted through the Pink Sheets' Electronic Quotation Service as soon as meeting listing requirements, there is no assurance that AESI will be granted a listing.

                                  If AESI is granted a listing, there is no assurance that a market for the common shares will develop. If a market develops, there can be no assurances that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

Terms of
the Offering                      The selling security shareholders will
                                  determine when and how they will sell the common stock offered in this prospectus.

Termination of
the Offering                      The offering will conclude when all of the
                                  640,000 shares of common stock have been sold,
                                  the shares no longer need to be registered to
                                  be sold or AESI decides to terminate the
                                  registration of the shares.
Securities Issued
And to be Issued                  1,640,000 shares of our common stock are
                                  issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                   AESI will not receive any proceeds from the
                                  sale of the common stock by the selling
                                  security shareholders. The expenses of this offering, including preparation thereof, are estimated at $2,500, and are being paid by AESI.

     Unless otherwise indicated, all information in this prospectus, including per share data and information relating to the number of shares issued and outstanding has been adjusted for a ten-for-one (10:1) forward stock split of our common stock effective on December 12, 2002. You should rely only on the information contained in this prospectus. AESI has not authorized anyone to provide you with information different from that, which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                                  RISK FACTORS

     AESI considers the following to be the most substantial risks to an investor regarding this Offering. AESI should be viewed as a high-risk investment and speculative in nature. An investment in the AESI's common stock may result in a complete loss of the invested amount.

     In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based on the Company's current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements. These forward-looking statements are made as of the date of this Prospectus, and the Company assumes no obligation to explain the reason why actual results may differ. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

AESI CANNOT PREDICT WHETHER IT WILL SUCCEED BECAUSE THERE HAS BEEN NO OPERATING
-------------------------------------------------------------------------------
HISTORY
-------

     Alternative Energy Sources, Inc. is a development stage company that was only recently established in April of 2002. Although AESI has begun initial investigations into the alternative energy sector, specifically dealing with wind generating power systems, it has not begun its initial revenue generating operations. There can be no assurance that AESI will ever reach a level of profitability. The revenue and income potential of AESI's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business.

AESI'S SERVICE AND PRODUCTS ARE NOT YET DEVELOPED
-------------------------------------------------

     AESI faces multiple risks associated with the development of a new, speculative business. The Company has no products, has not provided any services, and has limited assets at this time. Moreover, AESI will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new business. There is no assurance that AESI's anticipated business will be successful or profitable.

AESI's OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL LIKELY FLUCTUATE AND
--------------------------------------------------------------------------------
MAY FAIL TO MEET OR EXCEED THE EXPECTATION OF INVESTORS.
--------------------------------------------------------

     If, and when, AESI begins operations, AESI expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

     >>   Demand for and market acceptance of energy generated by wind systems;

     >>   AESI's ability to expand its market share;

     >>   Competitive factors that affect AESI's pricing structure;

     >> The timing and magnitude of our capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

     >> Conditions specific to the alternative energy marketplace and general economic factors;

     >>   Changes in generally accepted accounting policies; and

     >>   New government regulation or legislation.

BECAUSE AESI IS A START-UP COMPANY WITH LIMITED FUNDS IT MAY NOT BE CAPABLE OF
------------------------------------------------------------------------------
DEVELOPING THE BUSINESS INTO A REVENUE GENERATING OPERATION.
------------------------------------------------------------

     AESI's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

     >> Provide alternative energy solutions specifically with wind power that are reliable, cost effective, and be able to accommodate any significant increase in the number of clients;

     >> Market wind alternative energy solutions that AESI deals within effectively;

     >> Continue to grow AESI's wind energy services and products offered to accommodate new developments and technology within the marketplace;

     >>   Hire, retain, and motivate qualified personnel; and

     >>   Effectively respond to competition.

AESI MAY NOT BE ABLE TO EXPAND A CUSTOMER BASE SATISFACTORY AND THEREFORE MAY
-----------------------------------------------------------------------------
NEVER BECOME PROFITABLE
-----------------------

     The concept of wind power production and usage is not new, however, acceptance and willingness to try an alternative energy generation for power is often deterred due to the initial costs of getting the system "set-up." There can be no assurance that customers will adopt what AESI plans to sell, wind powered energy producing systems. Accordingly, AESI cannot accurately estimate the potential demand for the services and products AESI anticipates selling. AESI believes that the acceptance of its business will depend on the ability to:

     >> Effectively market AESI's services and promote wind generating power systems;

     >>   Provide high quality customer support;

     >> Price our service and sell the products in a manner that is appealing to customers;

     >> Develop and maintain a favorable reputation among our customers, potential customers, and key businesses within the alternative energy sector; and

     >> Have the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of wind power systems.

     Many of the factors that may affect the expansion of a customer base are beyond AESI's control. If AESI is unable to expand its customer base, it will negatively impact the ability to generate revenues, and in turn, prevent AESI from becoming a profitable business.

GENERAL LACK OF MARKET ACCEPTANCE FOR AESI's PROPOSED PRODUCTS WITHIN THE
-------------------------------------------------------------------------
ALTERNATIVE ENERGY MARKETPLACE
------------------------------

     Usage of alternative energy sources and related technology, specifically relating to wind as a source has not been fully developed in any particular market. Market acceptance of AESI's proposed wind energy systems will depend in large part upon the Company's ability to demonstrate the technical and operational advantages and the overall cost effectiveness of such a system as compared to traditional energy sources such as hydroelectricity, oil and gas. AESI's success is also dependent on its ability to educate and train customers in the proper use and application of wind energy producing products. There can be no assurance that the Company's products will achieve a level of market acceptance that will be profitable for the Company.

AESI WILL NEED ADDITIONAL CAPITAL, CURRENTLY ESTIMATED AT $175,000 TO $225,000,
-------------------------------------------------------------------------------
TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN
-------------------------------------------------------------

     The future expansion of the business, beyond the initial development stages, as described herein, will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures. Management believes during the next twelve months, AESI will be able to meet its cash requirements with its current balance sheet. However, there can be no assurance AESI will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether an inability to raise funds or generate revenue would adversely impact the progress and development of the business.

AESI MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL ON TERMS ACCEPTABLE TO
------------------------------------------------------------------------
MANAGEMENT
----------

     Future equity or debt financing may not be available to AESI on favorable terms, or may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as AESI. AESI's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

IN THE FUTURE, AESI PLANS TO INCREASE OPERATING EXPENSES; SUCH INCREASES OF
---------------------------------------------------------------------------
EXPENSES MAY NOT BE OFFSET WITH REVENUE, THEREBY RESULTING IN SIGNFICANT LOSSES
-------------------------------------------------------------------------------
TO THE COMPANY
--------------

     AESI plans to increase operating expenses to bring about and support higher sales of wind energy products which will result in losses.

     AESI also plans to increase operating expenses to expand sales and marketing operations. The anticipated operating expenses will include sales and marketing as well as general and administrative expenses. If revenue falls below our expectations in any quarter and AESI is not able to quickly reduce spending in response, AESI's operations will be adversely affected and may result in significant losses from which AESI may not be able to recover.

AESI MAY BE REQUIRED TO COMPLY WITH STATE AND GOVERNMENTAL LAWS AND REGULATIONS
-------------------------------------------------------------------------------
THAT LIMIT ITS ABILITY TO GENERATE REVENUE
------------------------------------------

     AESI may be subject to federal, state, and local laws and regulations governing the application and use of wind power systems. AESI plans to market its proposed wind systems throughout the northwest, including Washington, Idaho, Oregon, and Montana. While the Company currently believes it will be able to satisfy the federal and state requirement, there is no assurance that AESI will be able to comply with future legislation and or regulations at either the federal or state level. Moreover, any changes in laws or regulation impacting the industry may result in significant increases in compliance costs. In the event that this does occur, the Company may be held liable for any resulting cost and or fees that result and the liability could exceed its resources. In addition, operation of the Company's alternative energy source systems may require permits to operate by local regulators, which may make the wind powered systems cost prohibitive. Moreover, time frames required in the issuance of permits may delay or even prevent the initiation of the Company's wind power systems into a given market.

AESI WILL ENCOUNTER INTENSE COMPETITION
---------------------------------------

     AESI will face intense competition from other businesses that design and sell alternative energy source products including but not limited to just wind systems but also solar based systems. Moreover, competition will come from an even greater degree by companies whom distribute and sell traditional energy source products, including but not limited to, oil, gas, and hydroelectric. The competitors will have longer operating histories, greater name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of AESI:

     >> The established competition will have significantly more financial resources, R&D facilities, and manufacturing and marketing experience than those of AESI. The competition may make future developments that will render the Company's proposed products obsolete;

     >> AESI also expects to face competition from new entrants into its targeted industry segment. The Company anticipates that demand for products and services based on alternative energy sources will grow.

          As this occurs, AESI expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

     >> AESI will likely need to obtain and maintain certain technical and patent advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the Company in R&D, marketing, sales, and customer support;

     >> There can be no assurance that AESI will have sufficient resources to maintain its R&D, marketing, sales, and customer support efforts on a competitive basis, or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to its products and services; and

     >> Increased competition could result in price reductions, fewer product orders, obsolete technology, and reduced operating margins, any of which could materially and adversely affect the Company's business, financial condition, and results of operations.

AESI HAS LIMITED SERVICE AND MANUFACTURING FACILITIES
-----------------------------------------------------

     AESI's future performance will depend to a substantial degree upon the Company's ability to profitably market and deliver wind power systems. In this regard, AESI may contract with third-party manufacturers and installers for the wind systems. However, the Company has no guarantee that the third party's capacity will be sufficient to meet the demand for the Company's products in terms of quality and delivery. If the third party's cannot meet the Company's demands, there can be no assurance that AESI will ever achieve revenues or have profitable operations.

AESI IS DEPENDENT ON KEY PERSONNEL
----------------------------------

     AESI's success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Andrew Stinson, its President and Director and Bruce Gage, Director. The loss of the services of its Officer or Directors, or in the future any key employees would have a material adverse impact on the further development of AESI's business.

THE OFFICER AND DIRECTOR, ANDREW STINSON, AND THE DIRECTOR, BRUCE GAGE, ARE
---------------------------------------------------------------------------
EMPLOYED ELSEWHERE; THIS MAY CREATE A CONFLICT OF INTEREST BEWTEEN THEIR CURRENT
--------------------------------------------------------------------------------
EMPLOYMENT AND AESI
-------------------

     Mr. Stinson is currently an educator in the State of Washington, which affords him time to devote to the development of the business, but unforeseen conflicts may result in taking time away from the furtherance of AESI's business, which would negatively impact the Company. Mr. Gage is currently an independent contractor specializing in the development of alternative energy systems for residential, agricultural, and small businesses in the State of Washington and Idaho. Unforeseen conflicts may arise between Mr. Gage and AESI that would have a negative impact upon the furtherance of the Company.

THERE IS NO ASSURANCE OF THE CONTINUITY IN MANAGEMENT FOR AESI
--------------------------------------------------------------

     AESI does not have an employment agreement with its sole officer or directors, and as a result there is no assurance that Andrew Stinson or Bruce Gage will continue to manage AESI in the future. If Andrew Stinson or Bruce Gage leaves AESI and/or other management positions are filled, the views and opinions of such management may not satisfy the shareholders motivating them to sell their shares, thereby potentially depressing the share price.

LIMITED EXPERIENCE OF THE MANAGEMENT OF AESI
--------------------------------------------

     Management of AESI has had limited experience in the alternative energy power marketplace, specifically dealing with wind power products. In addition, the Company's management has had limited experience with running a business. In consideration of management's other employment obligations and the minimal experience of operating a new business there are potential conflicts of interest in their acting as officer and directors of the Company. Management estimates that not more than 33% of their time will be devoted to the Company's activities. This in of itself may negatively impact the growth prospects of AESI.

AESI CURRENTLY HAS TWO DIRECTORS, ANDREW STINSON AND BRUCE GAGE, WHOM HAVE
--------------------------------------------------------------------------
SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL
---------------------------------------------------------------------

     Currently, Andrew Stinson owns 45.7% of AESI's issued and outstanding common stock. Bruce Gage currently owns 15.2%, with a combined director ownership of 61%. As a result, each has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

AESI'S FUTURE IS DEPENDENT, TO A LARGE DEGREE, ON TECHNOLOGICAL DEVELOPMENTS IN
-------------------------------------------------------------------------------
ITS FIELD
---------

     The market for AESI's products and services based upon wind energy systems are generally characterized by research resulting in advancement that is competitive with respect to timely innovations. Accordingly, AESI believes that its ability to succeed in the marketing and sale of wind systems will depend significantly upon the quality of development of wind power systems and the continued timely introduction of new and enhanced products at competitive prices.

     In particular, AESI's future success is heavily dependent upon wind energy systems. There can be no assurance that future developments within the wind generating power systems market will be beneficial to the development of AESI's business or that customers will respond effectively to technological changes or new product and services within the marketplace that AESI plans to operate.

AESI COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS IF ITS PRODUCTS SHOULD FAIL.
-----------------------------------------------------------------------------

     The marketing of wind energy systems may entail unforeseen liability risks in the event of product failure or claim of harm caused by product operation. While the Company is not aware of any such claims that may be imposed against it, based upon the use or failure of its products, end users of any of the Company's proposed products and services could assert claims against the Company. AESI will likely have to maintain product liability insurance against any such claims, however there can be no assurance that such insurance will be sufficient to cover all potential liabilities, or that AESI will be able to continue to obtain insurance coverage in an adequate amount. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage would have a material adverse effect on the Company's financial condition and business operations.

NO DIVIDEND IS PAID BY AESI TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS
------------------------------------------------------------------------------
ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE
------------------------------------------------

     The Company has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future.

INVESTORS WILL PAY MORE FOR AESI'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR
--------------------------------------------------------------------------------
ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN
----------------------------------------------------------------------------
IMMEDIATE LOSS
--------------

     The arbitrary offering price of $0.15 per common share as determined herein, is substantially higher than the net tangible book value per share of AESI's common stock. AESI's assets do not substantiate a share price of $0.15 per share. Therefore, an investment in AESI's common stock will incur immediate partial, if not full dilution, in net tangible book value to the purchaser of the common stock.

AESI HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL
--------------------------------------------------------------------------
DEVELOP
-------

     There is no public market for AESI's shares of common stock. Although AESI intends to apply for listing on the Pink Sheets and have their common stock listed through the Pink Sheets' Electronic Quotation Service as soon as meeting listing requirements. However, there is no assurance that AESI will be granted a listing. Currently AESI has thirty-nine shareholders and there is no guarantee that additional investors will purchases AESI's stock.

     If AESI is granted a listing, there is no assurance that a market for the common shares will develop. If a market develops, there can be no assurances that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. AESI's shares will be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act, which will affect the ability to sell the shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements, which make resale in the secondary market difficult if not impossible.

     AESI's shares will be subject to the Penny Stock Reform Act, which will affect shareholders ability to sell shares in any secondary market, which may develop. If the shares are not listed on a nationally approved exchange or the NASDAQ, or do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." The SEC regulates broker-dealer practices in connection with transactions in "penny stocks". Rules associated with transactions in penny stocks include the following:

     >>   The delivery of standardized risk disclosure documents;

     >> The provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     >> Written determination that the penny stock is a suitable investment for purchaser;

     >>   Written agreement to the transaction from purchaser.

     Even if AESI's stock is approved for quotation by a market maker through the Pink Sheets' Electronic Quotation Service, stocks traded over this quotation system are typically thinly traded, highly volatile, and not followed by analysts.

VIRTUALLY ALL OF AESI'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES
------------------------------------------------------------------------

     The selling shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. AESI has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

RELYING ON FORWARD-LOOKING STATEMENTS IN THIS REGISTRATION STATEMENT COULD CAUSE
--------------------------------------------------------------------------------
A POTENTIAL INVESTOR TO INCORRECTLY ASSESS THE RISKS AND UNCERTAINTIES OF
-------------------------------------------------------------------------
INVESTING IN AESI'S STOCK BECAUSE OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM
-------------------------------------------------------------------------------
WHAT WAS ANTICIPATED IN THOSE STATEMENTS
----------------------------------------

     Most of the matters discussed within this Registration Statement include forward-looking statements on AESI's current expectations and projections about future events, including among other things:

     >>   Implementing our business strategy;

     >>   Obtaining and expanding market acceptance of the products AESI offers;

     >> Forecasting the acceptance of the wind energy solutions to residential, agricultural applications and small businesses; and

     >>   Competition and competitive influences within AESI's proposed market.

     In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements. These forward-looking statements are made as of the date of this Prospectus, and AESI assumes no obligation to explain the reason why actual results may differ. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

                              AVAILABLE INFORMATION

     AESI filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Alternative Energy Sources, Inc. and the securities in this offering, AESI refers you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

     As of the date of this prospectus, AESI has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, AESI will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

     Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Alternative Energy Sources, Inc., 624 North Perkins, Colfax, WA 99111.

                                 USE OF PROCEEDS

     Alternative Energy Sources, Inc. will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

     At present, there is no established public market for our shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by AESI and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

     If, and when, the common shares of stock are registered, each selling security holder will be able to set the timing for sale of their shares, which may be based among several factors including price, of which there currently is no means to determine.

     The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by AESI's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions, and for such consideration as the Board may deem appropriate without further stockholder action.

                            SELLING SECURITY HOLDERS

     AESI is registering, for offer and sale shares of common stock held by certain selling security holders. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

     AESI intends to apply for listing on the Pink Sheets as soon as meeting listing requirements, there is no assurance that AESI will be granted a listing. To date, there have been no steps taken to list AESI's common stock on any public exchange for listing.

     All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of             Shares        Percentage   Total of     Total     Percentage
Selling             Owned Prior   Owned Prior  Shares       Shares    Owned
Security            to This       to This      Offered      After     After
Holder              Offering      Offering     For Sale     Offering  Offering
-----------------------------------------------------------------------------
Darren Case          20,000         1.2%       20,000          0       0.0%
Corey Christensen    10,000         0.6%       10,000          0       0.0%
Brandon Donahue      10,000         0.6%       10,000          0       0.0%
Candace Fuhrman      10,000         0.6%       10,000          0       0.0%

James Giachetti      10,000         0.6%       10,000          0       0.0%
Amy Golden           10,000         0.6%       10,000          0       0.0%
Kelly Goodrich       10,000         0.6%       10,000          0       0.0%
Justine Grant        10,000         0.6%       10,000          0       0.0%
John Hackney         10,000         0.6%       10,000          0       0.0%
Tana Herrera         10,000         0.6%       10,000          0       0.0%
David Hull           10,000         0.6%       10,000          0       0.0%
Jeffrey Kalous       10,000         0.6%       10,000          0       0.0%
Gloria King          10,000         0.6%       10,000          0       0.0%
Jeremy Knapp         20,000         1.2%       20,000          0       0.0%
Jason Knutson        20,000         1.2%       20,000          0       0.0%
Tiffany Kopec        10,000         0.6%       10,000          0       0.0%
Vince Kopec          20,000         1.2%       20,000          0       0.0%
Kenneth Lunde        30,000         1.8%       30,000          0       0.0%
Ward McAuliffe       10,000         0.6%       10,000          0       0.0%
Teresa Mansell       10,000         0.6%       10,000          0       0.0%
Justin Miller        20,000         0.6%       20,000          0       0.0%
Darryl Ng-A-Qui      10,000         0.6%       10,000          0       0.0%
Jenell Nguyen        10,000         0.6%       10,000          0       0.0%
Patrick Orr          40,000         2.4%       40,000          0       0.0%
Kent Schaefer        10,000         0.6%       10,000          0       0.0%
Reed Schaefer        10,000         0.6%       10,000          0       0.0%
Bradd Skubinna       20,000         1.2%       20,000          0       0.0%
Elisa Smith          20,000         1.2%       20,000          0       0.0%
William Schoultz     10,000         0.6%       10,000          0       0.0%
Douglas Storr        20,000         1.2%       20,000          0       0.0%
Richard Storr        40,000         2.4%       40,000          0       0.0%
Dave Taigen          30,000         1.8%       30,000          0       0.0%
Chad Thomas          40,000         2.4%       40,000          0       0.0%
Jeff Trudeau         30,000         1.8%       30,000          0       0.0%
Yvonne Trudeau       20,000         1.2%       20,000          0       0.0%
Carly Wold           20,000         1.2%       20,000          0       0.0%
Paul Voorhees        10,000         0.6%       10,000          0       0.0%

Selling Security
  Holders as a
  Group             640,000        39.0%      640,000          0       0.0%

     The selling security holders, as a group, are hereby registering 640,000 common shares, of which after the effective date of this registration statement, they may sell at any price or time.

     The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, AESI has given certain undertakings in Part II of the Registration statement of which this registration statement is a part of, which in general, commit AESI to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

     In the event the selling security holders receive payment for the sale of their shares, AESI will not receive any of the proceeds from such sales. AESI is bearing all expenses in connection with the registration of the shares of the selling security holders.

     Excluding the mentioned officer and directors herein, to our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Alternative Energy Sources, Inc. other than as a shareholder, as noted above at any time since inception, April 2002; or

     2. Has ever been an officer or director of Alternative Energy Sources, Inc.

                              PLAN OF DISTRIBUTION

General

     Alternative Energy Sources, Inc. will not receive the proceeds from the sale of the shares by the selling security holders.

     The selling security holders' shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the selling security holders. The selling security holders may from time to time offer their shares for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

     Any underwriters, dealers, or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer is made by, or on the behalf of, the selling security holders, a registration statement, including any necessary supplement thereto, will be distributed, which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions, and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, realized or paid to dealers, and the proposed selling price to the public.

     Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for, or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

     In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available, and with which AESI has complied.

     In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under in connection with transactions in shares during the effectiveness of the registration statement.

     Alternative Energy Sources, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

     We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

     The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with AESI upon completion of the offering.

Name                  Age         Term Served          Title
-----                 ---         -----------           -----
Andrew Stinson         31         Since inception       President and Director
Bruce Gage             46         Since Inception       Director

     Either of the above persons may be deemed a "promoter" of AESI, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

     There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director. The By-laws of AESI require no fewer than one member on the board of directors and no more than seven.

Officer and Director Background:

     Andrew Stinson: President and Director. From 1994 to present Mr. Stinson has held the position of an educator for LaCrosse School District. He teaches biology, chemistry, physics, and geology at both the junior high and senior high levels. Mr. Stinson is also involved in coaching basketball and tennis.
Education: Graduated Cum Laude with a Bachelor of Science from Eastern Washington University in 1994.

     Bruce Gage: Director. In 1994 Mr. Bruce Gage was involved in the start-up and development of WOW Pollutions Control Systems ("WOW"), Otis Orchards, WA. Mr. Gage currently is an independent contractor with WOW providing technical consulting and sales services for the company. Mr. Gage has experience with bio-remediation of soil related to petroleum products, providing design and installation of wastewater treatment systems, and waste oil reclamation systems. In addition, in 1999 Mr. Gage began the sales of alternative energy products, which includes solar and wind power systems. Education: In 1981 Mr. Gage completed the Pre-Physical Therapy program at Eastern Washington University.

     Currently AESI has no employees other than the current officer and director, Andrew Stinson, which may create potential conflicts of interest. The Officer anticipates devoting, at most, twenty to thirty hours per month to the furtherance of Alternative Energy Sources, Inc. Director, Bruce Gage anticipates devoting twenty to twenty-five hours per month. This estimation may be increased or decreased depending on multiple factors including those described as risks within this Registration Statement. No commercial conflicts are anticipated by and between the current employment of the above Officer and Directors and AESI, but no assurance or guarantee can be given that conflicts will not arise in the future.

     Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for April 2003. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

     There are no familial or other relationships needing explanation, between Mr. Stinson and/or Mr. Gage and any other person(s).

     We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

     No executive Officer or Director of AESI has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

     No executive Officer or Director of AESI is the subject of any pending legal proceedings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and executive Officer, and each person known to AESI to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position                 Shares        Percent       Security
------------------                ------        -------       --------
Andrew Stinson
President and Director            750,000         45.7%        Common

Bruce Gage
Director                          250,000         17.1%        Common

Officers and Directors as
a Group                         1,000,000         61.0%        Common

     Andrew Stinson and Bruce Gage's address is 624 North Perkins, Colfax, Washington 99111.

     The above referenced common shares were paid for and issued in May 2002, for consideration of $0.02 per share and total consideration of $2,000. (Please note that the above share total reflects the 10:1 forward split, effective December 12, 2002.

                            DESCRIPTION OF SECURITIES

     The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

     Alternative Energy Sources, Inc.'s Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, there are 1,640,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of AESI, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable.

Preferred Stock

     AESI has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the board of directors.

Options and Warrants

     AESI does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for AESI.

Dividend Policy

     AESI has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that AESI will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities, plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

     AESI intends to contract with a transfer agent within the next three to six months. (The Board of Directors reserves the right to contract with any qualified transfer agent).

Additional Information Describing Stock

     The above descriptions concerning the stock of AESI do not purport to be complete. Reference is made to AESI's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at AESI's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

     If AESI can meet the qualifications, it intends to apply for quotation of its securities on the Pink sheets through its Pink Sheets' Electronic Quotation Service. This service is not an exchange, but services in which market makers display real-time prices and potential liquidity of domestic equities, ADRs and foreign ordinaries. Pink Sheets offers a quotation service to companies that are unable to list their securities on the OTC Bulletin Board, NASDAQ, or an exchange. The requirements for listing on the Pink Sheets are considerable lower and less regulated than those of the OTC Bulletin Board, NASDAQ, or an exchange. Although this is an advantage for companies seeking to have their securities listed it is not an advantage to an investor as additional research and greater understanding of high risk investment is generally required to buy and sell shares listed on the Pink Sheets.

     If AESI's securities are not quoted on the Pink Sheets' Electronic Quotation Service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, AESI's securities. The Pink Sheets differ from national and regional stock exchanges in that it:

     >> Is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers; and

     >> Securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

     To qualify for quotation on the Pink Sheets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

     AESI intends to contact a registered broker-dealer for sponsorship of AESI's common stock on the Pink Sheets within the next twelve months. The market maker will be required to file a Form 211 with the NASD OTC Compliance Unit. Pink Sheets quotes will only be permitted after a successful review by NASD Compliance. No assurance can be given that a broker-dealer will contract with AESI, or if so, that the NASD will approve our Form 211 and allow the securities to be listed for trading on the Pink Sheets. Reports to Shareholders: AESI plans to furnish to its shareholders annual reports containing audited financial statements, examined and reported upon, and with an opinion expressed by, an independent certified public accountant. AESI may issue other unaudited interim reports to its shareholders, as it deems appropriate.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities. (See Risk Factor. "AESI has no public market for its stock and there is no assurance one will develop." Beginning on page 14.)

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The financial statements of Alternative Energy Sources, Inc. for the period from inception on April 8, 2002 to December 31, 2002 included in this prospectus have been examined by Stark, Winter, Schenkein & Co., L.L.P. independent certified public accountants, as indicated in their report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

     The validity of the issuance of the common stock offered in this offering will be passed upon for AESI by James N. Barber, Attorney at Law.

     No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating AESI to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. AESI believes that these provisions will assist AESI in attracting and retaining qualified individuals to serve as directors.

     As permitted by Delaware law, AESI intends to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that AESI is required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and AESI would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that AESI, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, AESI is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. AESI believes that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     AESI has agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

     We undertake the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

     On May 2, 2002, Andrew Stinson was issued 75,000 shares of our restricted common stock for consideration of $0.02 per share. On May 2, 2002, Bruce Gage was issued 25,000 shares of common stock for consideration of $0.02 per share. Please note that these shares have since been forward split, on a ten for one (10:1) basis, effective December 12, 2002, resulting in 1,000,000 common shares as follows: Andrew Stinson - 750,000 common shares; Bruce Gage 250,000 common shares.

     It is contemplated that AESI may enter into certain transactions with our officers, directors or affiliates that may involve conflicts of interest in that they will not be arms' length transactions.

     AESI has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Andrew Stinson and Bruce Gage anticipate initially devoting no more than 20 -25 hours per month of their available time to AESI's affairs. If and when the business operations increase and a more extensive time commitment is needed, Andrew Stinson and/or Bruce Gage are prepared to devote more time to AESI's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

                             DESCRIPTION OF BUSINESS

General

     Alternative Energy Sources, Inc. was incorporated on April 8, 2002. AESI is a development stage company that hopes to develop and sell alternative energy power solutions based upon wind power.

     At this time government approval is not necessary for our business, and AESI is unaware of any significant government regulations that may impact its proposed business.

     AESI has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers.

     Our mailing address is at 624 North Perkins, Colfax, Washington 99111. The telephone number of our principal executive office is (509) 626-8316. The fax number is (509) 921-5605.

Wind Energy Systems

     AESI plans to market wind energy systems to residential, agricultural and small businesses. Wind energy systems are based upon turbines that transform the kinetic energy of the wind into mechanical or electrical energy that can be harnessed for practical use. A common use of mechanical energy includes the pumping of water in rural or remote locations for irrigation and other agricultural applications. Wind electric turbines generate electricity for homes and businesses and for sale of alternative energy to utility companies. Wind power has the potential of supplying affordable, inexhaustible energy to the customer without causing pollution, generating hazardous wastes, or depleting natural resources.

     There are two basic designs of wind electric turbines: vertical axis or "egg beater" style and the more commonly utilized horizontal-axis machines. The output of electricity that a wind turbine can generate depends upon the size and the wind speed through the rotor. AESI plans to market smaller scale wind systems that are capable of generating approximately 16,000 - 20,000 kWh annually. [Note: Electricity production and consumption are most commonly measured in kilowatt-hours (kWh). A kilowatt-hour means 1,000 watts of electricity produced or consumed for one hour. The average U.S. household consumes 12,000 kWh of electricity each year.]

     Wind speed is a crucial element in projecting turbine performance (kWh production) and assessing the overall value of a wind system to a customer. Prior to the construction of a wind system AESI plans to provide an assessment of the historical wind speeds for the general area taking into account the specific location of the proposed construction site. AESI will give each customer detailed analysis of the capacity that a wind system may provide based upon the analysis of the potential wind speeds and the anticipated energy uses for the system. Determining wind speeds for a general area can be accomplished by simply referencing wind maps for that region. Wind speeds can be assessed for a specific site by placing calibrated instruments that directly measure the speed of the wind, both instantaneous and average.

     Generally, in order to benefit from a small scale wind system (producing up to 16,000 kWh per year) an average wind speed of 9.0 mph is required (less speed would be required for water-pumping operations - 5.0 mph.) AESI plans to provide the services of assessing the location of a wind power system and recommend the best options relating to available equipment to the client.

Marketing and Strategy

     AESI plans to market its services to residential, agricultural, and small businesses throughout the northwest (Washington, Idaho, Montana and Oregon). AESI plans to market through media including but not limited to: (1) advertisements in the phone book (yellow pages); (2) advertisements in business journals and periodicals relating to the construction, agricultural and environmental industries; (3) participation in trade shows throughout the northwest; (4) construction of a web site where individuals can go to get information regarding wind power systems and learn about AESI; and (5) offer both written and oral communications to the public regarding the potential benefits of wind power.

     AESI strategy is to seek potential clients (residential/agricultural/small businesses) that (1) have a good wind source (min. of 9 mph); (2) have the required space; (3) have the local zoning rules/ process or neighborhood covenants that allow wind turbines on least 60-80 foot towers; (4) are concerned with future electricity prices and are willing to look at a long term investment; and (5) have a desire to be more self-sufficient or completely independent of the electric utility. AESI has identified several geographical locations within Washington, Idaho, Montana, and Oregon where there are potential clients that meet the above listed requirements. However, investors need to be aware that this is based purely upon managements own opinions and AESI cannot give any assurance whatsoever that these potential clients will be receptive to AESI's proposed business plan.

     AESI plans to work with each client closely and assess the best wind system based upon the location of the system and the power output requirements that would in turn provide the greatest potential for "payback." Moreover, AESI plans to factor in the incentive programs offered by the state where the system is to be constructed as well as the social and environmental considerations that a wind system provides. Currently the estimated payback period for a residential client meeting the above referenced minimum criteria who constructs a wind system generating 12,000 - 16,000 kWh annually would be approximately ten years. (This takes into account the average current retail rates for electricity in the year 2002 in Washington State and an average wind speed of 9 mph). If the power rates go up or the average wind speed should be above the estimated 9 mph then the "payback" period would be decreased. However, if energy prices decrease and or the average speed of the wind should drop below the estimated 9 mph then the "payback" period would increase beyond the estimated ten years. AESI cannot guarantee the "payback" period and the estimated times that it provides may be significantly different than the actual time required.

     AESI plans to market and apply state incentive programs when applicable. As of the date of this document, Washington State offers an incentive program that eliminates sales tax on wind systems that generate at least 200 Watts (which AESI would be recommending). Oregon provides personal and business tax credits for wind power projects as well as some long-term, low cost financing plans. Montana currently grants a property tax exemption for residential applications and a tax credit for capital equipment costs associated with wind development. Idaho allows up to $20,000 of a systems construction to be deducted from income taxes over four years along with low interest loan programs. AESI cannot give assurance or any guarantee that the states mentioned above will continue to provide incentive programs that are favorable to the construction of wind systems, which in turn may deter potential clients from wanting to build a wind system.

     Moreover, AESI plans to market utility buyback programs ("net metering") that may benefit the potential client. As of the date of this document all of the utility companies that operate in the above mentioned states offer credit for wind power. This however does require that the wind system be integrated into the utilities power line so that when the client is not utilizing its wind power energy for there own needs the utility company receives the power and credits the clients account accordingly. AESI cannot give any assurance that these types of buyback programs offered by utility companies will continue in the future.

     Along with the potential economic benefit that may be realized over the long term, AESI plans to market the environmental and social benefits of wind power systems based upon the fact that wind power generates no emissions, in contrast to fossil fuel sources, which create hazardous particulates and greenhouse gases. However, AESI's potential clients may not view the environmental benefits as a significant factor in there decision making process and moreover, AESI cannot give any assurance that any potential client will consider it a significant benefit.

Products

     AESI does not design or manufacture any product. AESI plans to provide a comprehensive assessment which would include the cost to construct and utilize an energy generating wind system. AESI plans to provide an assessment and market wind systems that are manufactured by qualified companies, which currently include: African Wind Power, Atlantic Orient Corporation, Bergey Windpower Company, Proven Energy, Southwest Wind Power Company, and Wind Turbine Industries Corporation. AESI currently has no contract agreements or any other arrangements with any of the above companies for distributing wind systems. However, within the next twelve months AESI plans to make arrangements with one or more of the above companies in an effort to obtain wholesale pricing for the sale of their wind system products and/or become a distributor of the wind systems. Management believes that these companies will be responsive to AESI marketing their products and may be willing to provide the wind systems to AESI at wholesale rates. Currently management estimates a potential gross markup on wind systems distributed of 25%. However, there can be no guarantee or assurance that AESI will be successful in making these arrangements with any of the above mentioned companies, which in turn would be materially detrimental to the financial success of AESI.

     The price range for wind systems that AESI anticipates marketing will range from $10,000 to $125,000 installed. The average residential or agricultural wind system will likely cost from $35,000 to $55,000 and make up the bulk of AESI recommended systems. Wind systems in the $10,000 to $15,000 would be applications used in the pumping of water in agricultural settings. These are particularly valuable when there is no power source located at the site where the client needs water pumped or it is cost prohibitive to run utility lines to the site. Larger wind systems in the upper price range will likely include clients such as small business manufacturers, processors, and larger agricultural applications. AESI anticipates contracting out the installation of the wind system and currently AESI has no contract or arrangement with any installer. If AESI should have difficulty or not be able to contract with a qualified installation company it would materially be detrimental to the success and progress of AESI's proposed business plan.

     Investors must be aware that the above figures are purely estimates made by the management of AESI and should be considered forward looking statements that are subject to all the risks detailed within this document including but not limited to the Risk Factors beginning on page 8.

Current Market Conditions

     Potential investors should keep in mind that AESI is a start-up business entering an emerging market that has established competition. (See "Risk Factors" beginning on page 8). However, AESI believes it can develop its business within this market environment and be poised to take advantage of marketing alternative energy sources based upon wind power.

     Note: AESI is relying on forward thinking concepts when describing the business development of the Company. Potential investors need to consider the Risk Factors provided herein on page 8, specifically when looking at AESI's "Description of Business."

Employees

     Alternative Energy Sources, Inc. has no employees. Presently, Andrew Stinson, officer/director and Bruce Gage director plan to devote approximately 20 -30 hours per month, on the business of Alternative Energy Sources, Inc.

Competition

     The alternative energy market, specifically wind power generating systems, continues to evolve rapidly, and is extremely competitive, with competition likely to intensify in the future. AESI will compete with a variety of companies that are already established and have greater financial resources than those of AESI as well as additional start-up companies seeking to capitalize within the same market AESI does.

     There are multiple established competitors that manufacture and distribute wind power generating systems. For example, Bergy Windpower, Wind Turbine Industries, African Wind Power, Proven Energy, and World Power Technologies are a few currently established in the market. Management is unaware of the specific market share each if its potential competitors holds. However, AESI believes it will be able to set itself apart by focusing its resources on consulting and distribution of wind power systems and not relying on the manufacturing of wind power systems. Moreover, AESI plans to work with the current manufacturers within the industry in an effort to distribute their products after AESI has provided the initial consulting services. In general, AESI's objective for the consumer is to provide alternative energy solutions through the use of wind power systems representing multiple manufactures. Currently, AESI has not negotiated with any such manufacturer and it cannot provide any assurance or guarantee that it will in the future.

     Although the competition is abundant AESI believes there are significant market opportunities for both consultation and sale of wind power systems to residential, agricultural, and small businesses throughout the northwest. However, much of AESI's success will be dependent upon it successfully negotiating contracts to distribute wind power systems from manufacturers.

     The information within this registration statement focuses primarily on details regarding AESI specifically, and not on the industry in which AESI plans to operate. Potential investors may wish to conduct their own separate investigation of AESI's industry to obtain broader insight in assessing AESI's prospects.

Patents

     AESI hold no patents for its products.

Government Regulation

     Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on AESI's proposed business.

             MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with AESI's audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

     AESI was organized on April 8, 2002, and has not yet commenced any revenue-generating operations. AESI plans to engage in the business of providing alternative energy sources, specifically via wind power to residential, agricultural and small business clients. (See "Description of Business"). Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

     Our plan of operations is to be a leading consultant and distributor of wind power systems throughout the northwest (Washington, Idaho, Montana and Oregon.) AESI plans to provide comprehensive assessments for clients that will take into account wind speeds and energy needs for each client and provide the appropriate wind system to accommodate them. AESI plans to earn revenue by charging a fee for the assessment/consultation and by marking up the sale of the wind system up to 25%. The fee charged for the assessment will likely range from $150 to $3,500 depending on the extent of the assessment. The average wind system sold will likely be in the range of $35,000 to $55,000.

     As of December 31, 2002, AESI had $ 11,440.00 cash on hand and in the bank. Management believes this amount will satisfy the cash requirements of AESI for the next twelve months or until such a time additional proceeds are raised. AESI plans to satisfy our future cash requirements by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that AESI will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the web site and marketing campaigns, as well as legal and accounting fees. AESI depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that AESI will be successful in raising the capital AESI requires. Management believes that if subsequent private placements are successful, AESI will be able to generate revenue by providing alternative energy solutions and retailing the appropriate equipment to clients within the following twelve to eighteen months thereof. AESI does not anticipate any further research of any products. AESI does not expect the purchase or sale of plant or any significant equipment, and AESI does not anticipate any change in the number of our employees. AESI has no current material commitments. AESI has generated no revenue since our inception.

     Currently, the only activities AESI's management has engaged in include: research of the potential alternative energy market, specific to wind power; raised capital through the private placement of common shares; and have begun the initial steps towards developing marketing materials that will provide clients with typical wattage requirements for common household appliances, water pumping systems and commonly used equipment and tools used in shops as well as informative packages that can be provided to interested parties detailing the advantages of wind power systems. AESI anticipates distributing the marketing materials within the next twelve months and having AESI operational by the fourth quarter of 2003.

     AESI has no current plans, preliminary or otherwise, to merge with any other entity.

     AESI is still considered to be a development stage company, with no revenue producing operations. AESI will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. Currently management estimates the total amount of proceeds necessary to become fully operational at $175,000 to $225,000. There can be no assurance that AESI will be successful in raising the total capital AESI requires through the sale of our common stock.

     The following step will need to be accomplished in order for AESI to become fully operational:

     1.) Complete development of the wind system marketing materials and distribute them throughout the northwest. Management has estimated the time frame to accomplish this to be August/September of 2003 and cost approximately $ 3,000.
     2.) Follow up sales calls and personal visits to individuals whom were given the marketing material. Management estimates that this will be coordinated with the above development of marketing materials and cost approximately $1,000.

     Once the above steps have been completed management anticipates it will have a solid general outlook for the potential success of AESI and its future and will then attempt to raise the additional capital required to accomplish the following:

     3.) Secure office space and purchase and or lease office equipment which will include but not be limited to computers, printer, fax, and telephones. Estimated at an up front expenditure of $25,000 and monthly installments of $2,500. Management will not pursue this until additional capital can be raised and/or AESI begins to generate sufficient revenue. Until such time, the current management plans to offer office space and equipment at no charge for at least the next twelve to eighteen months.
     4.) Hire qualified consultants and sales personnel to promote AESI. Management anticipates salaries to range from $25,000 annually to $75,000 depending on the position and output the employee has. Management has no current plans to hire any such employee. If and when AESI is in a position to hire new employees because of growth in its business operations, management will develop a strategy for implementing employees into its business plan.

     5.) Continue marketing plan, to include web site and promotion of AESI through trade shows and other media through out the northwest. Management has estimated this expenditure to be $50,000 to $75,000.

     Please take note that the above estimates are merely speculation and are dependent upon AESI raising additional funds beyond the current proceeds currently held by AESI. Although management has estimated this amount to be $175,000 to $225,000 there can be no assurance that this will be the true and correct amount necessary to fund the furtherance of the business. The amount required will be more fully recognized after management has completed the first two steps detailed above.

     Management anticipates establishing a course for a second round of financing. Management plans to develop a Company presentation that will detail its proposed business plan and then establish contacts with venture capitalist, private investment company(s), and other financial institutions. Estimated cost to complete this step is $1,500. The estimated time frame is uncertain at present, but it will likely be within the next twelve to fourteen months.

     Management has estimated the following administrative costs for the next twelve months and will use the current cash on hand to fund the following:

      - Printing and Postage        $    200
      - Accounting                     2,800
      - Legal                          1,500
      - Transfer Agent .               1,000
      - Miscellaneous                    300
                                   ---------
      Total                        $   5,800

     Over the next twelve months AESI plans on using its current cash on hand to fund the development of its initial marketing material (estimated at $4,000) and fund the administrative costs (estimated at $5,800.)

     As AESI expands its business, it will likely incur losses. AESI plans on funding these losses through revenues generated through its proposed web site. However, if AESI is unable to satisfy its capital requirements through its revenue production, AESI may seek to raise additional capital through the sale of its securities and or look to borrow funds. However, there can be no assurance or guarantee given that AESI will be able to borrow funds or raise capital successfully.

     Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by AESI, potential investors should be aware that several unforeseen or unanticipated delays may impede AESI from accomplishing the above-described steps. Problems may arise producing the marketing material which management cannot overcome, creating a time delay and resulting in additional costs to AESI. For instance, the marketing material may not raise the interest of potential clients and therefore limit AESI from ever providing an assessment or providing a wind system, which would be materially detrimental to the success of AESI. Moreover, in developing the means for a second round of financing AESI may find that potential financiers are unreceptive to AESI's business plan and provide no options to raise additional capital. If this should occur AESI would likely not be able to continue as a going concern and investors could lose all of their investment. Potential Investors should carefully read the Risk Factors described herein beginning on page 8.

     Furthermore, if additional funds are secured by AESI there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals AESI has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, AESI may not be successful in providing.

                             DESCRIPTION OF PROPERTY

     Alternative Energy Sources, Inc.'s principle executive address is 624 North Perkins, Colfax, WA 99111. Andrew Stinson, President, is currently providing the office and maintaining the mailing address for AESI at no charge to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 2, 2002, a total of 75,000 shares were issued to Andrew Stinson, AESI's sole Officer and a Director, at a price of $0.02 per share. On May 2, 2002, a total of 25,000 shares were issued to Bruce Gage, a Director, at a price of $0.02 per share. Total consideration was $2,000. As a result of the 10:1 forward split of AESI's common stock, which occurred in December 2002, Mr. Stinson shows on record as now holding 750,000 common shares, all of which are deemed "restricted" according to Rule 144. Mr. Gage shows on record as now holding 250,000 common shares, all of which are deemed "restricted" according to Rule 144. Accordingly, the selling shareholders of AESI, of whom held a total of 64,000 common shares and paid consideration of $0.15 per share, also received 10:1 common shares, as it related to their holding(s) resulting in a total of 640,000 selling shareholder common shares.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     There is no trading market for AESI's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop, that it will continue.

Holders

     As of the date of this registration statement, there were a total of thirty-nine (39) active stockholders, including the officer and directors.

Dividends

     AESI has not paid any dividends to date, and has no plans to do so in the foreseeable future.

                             EXECUTIVE COMPENSATION

     AESI has made no provisions for cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of AESI.

     AESI does not presently have a stock option plan. However, in the future, AESI may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

                        Alternative Energy Sources, Inc.
                          AUDITED FINANCIAL STATEMENTS


                                Table of Contents

                                                        Page
                                                        ----
                 Report of Independent Auditor          F-1
                 Balance Sheets                         F-2
                 Statements of Operations               F-3
                 Statement of Stockholders' Equity      F-4
                 Statements of Cash Flows               F-5
                 Notes to Financial Statements          F-6-10




                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     AESI has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

                         REPORT OF INDEPENDENT AUDITORS


Stockholders and Board of Directors
Alternative Energy Sources, Inc.

We have audited the accompanying balance sheet of Alternative Energy Sources, Inc. (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 8, 2002) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Energy Sources, Inc. (A Development Stage Company) as of December 31, 2002, and results of its operations and its cash flows for the period from inception (April 8, 2002) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Stark Winter Schenkein & Co., LLP




Denver, Colorado
January 31, 2003

                        Alternative Energy Sources, Inc.
                            (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002

                                     Assets

Current assets
  Cash                                                                 $ 11,440
                                                                      ---------

                      Liabilities and Stockholders' Equity

Current liabilities
  Total current liabilities                                            $   --
                                                                      ---------

Stockholders' equity
  Common stock, $.0001 par value, 75,000,000 shares authorized,
   1,640,000 shares issued and outstanding                                  164
  Additional paid-in capital                                             15,936
  (Deficit) accumulated during the development stage                     (4,660)
                                                                      ---------
                                                                         11,440
                                                                      ---------

                                                                       $ 11,440
                                                                      =========



            See the accompanying notes to the financial statements.

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                             Statement of Operations
           Period From Inception (April 8, 2002) to December 31, 2002




Revenue                                                             $      --
                                                                    ------------

Operating Costs and Expenses:
  General and administrative                                              4,660
                                                                    ------------
Net (loss)                                                          $    (4,660)
                                                                    ============

Per Share Information - basic and fully diluted:

Weighted average common shares outstanding                            1,391,124
                                                                    ============

(Loss) per share                                                    $     (0.00)
                                                                    ============





            See the accompanying notes to the financial statements.



                                              Alternative Energy Sources, Inc.
                                                (A Development Stage Company)
                                              Statement of Stockholders' Equity
                                 Period From Inception (April 8, 2002) to December 31, 2002

                                                                                               (Deficit)
                                                                                             Accumulated
                                               Common Stock                                  During the
                                        ----------------------------       Additional        Development
                                          Shares           Amount        Paid in Capital        Stage               Total
                                        ----------      ------------     ---------------     ------------       -------------
Balance at inception                          --        $       --        $       --        $       --         $       --

Common shares issued for cash
  at inception at $.002 per share        1,000,000               100             1,900              --                2,000
Common shares issued for cash
  at $.015 per share                       640,000                64             9,536              --                9,600
Contribution of services by shareholder       --                --               4,500              --                4,500
Net (loss) for the period                     --                --                --              (4,660)            (4,660)
                                        ----------      ------------     ---------------    -------------      -------------
Balance, December 31, 2002               1,640,000      $        164      $     15,936      $     (4,660)      $     11,440
                                        ==========      ============     ===============    =============      =============





                                   See the accompanying notes to the financial statements.

                                                             F-4

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
           Period From Inception (April 8, 2002) to December 31, 2002


Cash flows from operating activities:
Net (loss)                                                             $ (4,660)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Contribution of services by shareholder                                   4,500
                                                                       ---------
  Net cash (used in) operating activities                                  (160)
                                                                       ---------

Cash flows from investing activities:
  Net cash provided by (used in) investing activities                      --
                                                                       ---------

Cash flows from financing activities:
Common shares issued for cash                                            11,600
                                                                       ---------
  Net cash provided by financing activities                              11,600
                                                                       ---------

Increase in cash and cash equivalents                                    11,440

Cash and cash equivalents, beginning of period                             --
                                                                       ---------

Cash and cash equivalents, end of period                               $ 11,440
                                                                       ---------


Supplemental cash flow information:
   Cash paid for interest                                              $   --
                                                                       ---------
   Cash paid for income taxes                                          $   --
                                                                       ---------






             See the accompanying notes to the financial statements.

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on April 8, 2002 in the State of Delaware and is in the development stage. The Company intends to develop its business in the alternative energy sector. Company has chosen December 31, as a year-end and has had no significant activity from inception to December 31, 2002.

Revenue Recognition

The Company recognizes revenue when services are provided or products are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings
(loss) per share is  calculated  by dividing  net income  (loss) by the weighted average number of common shares  outstanding  for the period.  Diluted  earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets and goodwill in accordance with the provisions of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. SFAS 142 requires annual tests for impairment of goodwill and intangible assets that have indefinite useful lives and interim tests when an event has occurred that more likely than not has reduced the fair value of such assets.

Recent Pronouncements

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002

employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2001, the EITF of the FASB issued EITF 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." EITF 01-9 provides guidance on when a sales incentive or other consideration given should be a reduction of revenue or an expense and the timing of such recognition. The guidance provided in EITF 01-9 is effective for financial statements for interim or annual periods beginning after December 15, 2001. The adoption of EITF 01-9 by the Company is not expected to have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets with definite lives to be held and used or to be disposed of and also issued the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002

costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which provides for non-amortization of goodwill and intangible assets that have indefinite useful lives, annual tests of impairments of those assets and interim tests of impairment when an event occurs that more likely than not has reduced the fair value of such assets. The statement also provides specific guidance about how to determine and measure goodwill impairments, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001, and applied to all goodwill and other intangible assets recognized in the financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements had not been issued previously. The Company's adoption of the provisions of SFAS 142 are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 141, "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The adoption of SFAS 141 did not have a material impact on the Company's financial position, results of operations or cash flows.

Note 2. STOCKHOLDERS' EQUITY

During December 2002 the Company affected a ten for one forward stock split. All share and per share amounts have been restated to give effect to this split.

At inception, the Company issued 1,000,000 shares of its common stock for cash aggregating $2,000, to certain officers.

During July and August 2002 the Company issued 640,000 shares of common stock for cash aggregating $9,600 pursuant to a private placement offering.

During the period from inception to December 31, 2002 an officer contributed services valued at $4,500 to the capital of the Company.

Note 3. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                        Alternative Energy Sources, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2002


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate                                34 %
         Effect of operating losses                                (34)%
                                                                   -----
                                                                       -
                                                                   =====

As of December 31, 2002, the Company has a net operating loss carryforward of $160. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2022. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2002.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2002, the Company incurred a net loss of $4,660. In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

35


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

      (a) A corporation may indemnify any person who was of is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                      Amount
                                                      ------
        - SEC registration fee                        $   25
        - Printing and Shipping                          200
        - Legal                                        1,500
        - Accounting                                   2,800
        - Transfer + Misc                              1,000
        - Miscellaneous                                  500
                                                      ------
     Total                                            $6,025

   Note: All expenses are "estimates" except the SEC filing fee.

                    RECENT SALES OF UNREGISTERED SECURITIES.

      The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

On May 2, 2002, Andrew Stinson was issued 75,000 shares of our restricted common stock for consideration of $0.02 per share. On May 2, 2002, Bruce Gage was issued 25,000 shares of common stock for consideration of $0.02 per share. Please note that these shares have since been forward split, on a ten for one (10:1) basis, effective December 12, 2002, resulting in 1,000,000 common shares as follows: Andrew Stinson - 750,000 common shares; Bruce Gage 250,000 common shares. The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      Between June 10, 2002 and to December 12, 2002, pursuant to an offering, the Company authorized the sale and issuance of 64,000 shares of its common stock. These shares were issued under Rule 504 of Regulation D promulgated under the Securities Act of 1933 to a total of thirty-seven (37) private non-affiliated shareholders at an issuance price of $0.15 per share. At the time these shares were purchased none of the thirty seven (37) shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) on the basis that the transactions did not involve a public offering.

                                INDEX TO EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

   Number           Exhibit Name                           Location
   ------           ------------                           --------
    3(i)            Certificate of Incorporation           Included
    3 (ii)          By-Laws                                Included
    5               Opinion re: Legality                   Included
   11               Statement re: earnings per share       See Financials Herein
   23               Consents of Experts and Counsel        Included

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

                                  UNDERTAKINGS

      The undersigned registrant undertakes:

     1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Colfax, State of Washington, on February 11, 2003.

                                  Alternative Energy Sources, Inc.

                                  /s/ Andrew Stinson
                                  ---------------------------
                                      Andrew Stinson
                                      President and Director

                                  /s/ Bruce Gage
                                  ---------------------------
                                      Bruce Gage
                                      Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                  /s/ Andrew Stinson
                                  ---------------------------
                                      Andrew Stinson
                                      President and Director

                                  /s/ Bruce Gage
                                  ---------------------------
                                      Bruce Gage
                                      Director


Date: February 11, 2003